Pulse Biosciences, Inc. Announces Rights Offering

HAYWARD, Calif. [Business Wire] - April 14, 2022 - Pulse Biosciences, Inc. (Nasdaq: PLSE) (the “Company” or “Pulse Biosciences”), a novel bioelectric medicine company,  today announced that the Company’s Board of Directors has approved a rights offering available to all holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as of the close of market on April 25, 2022 (the “Record Date”).  The offering is to commence on or about May 4, 2022.

The Company intends to issue non-transferable subscription rights to its stockholders of record as of the Record Date to purchase up to $15,000,000 of units (the “Units,” and each, a “Unit”) at a subscription price per Unit equal to the lesser of (i) $3.72 per share, the closing price of the Common Stock on April 13, 2022  (the “Initial Price”) and (ii) the volume weighted average price of the Common Stock for the five-trading day period through and including the subscription expiration date (the “Alternate Price”).  Each Unit shall consist of one share of the Company’s Common Stock and a warrant to purchase one share of Common Stock at an exercise price that shall be equal to the subscription price for the Units. The Common Stock and the warrants comprising the Units will separate upon the closing of the rights offering and will be issued separately; however, they may only be purchased as a Unit and the Units will not trade as a separate security.

Following the Record Date, the Company intends to mail to stockholders of record on the Record Date a prospectus and related documents for use in exercising subscription rights. The subscription rights will expire and have no value if they are not exercised prior to 5:00 p.m., Eastern Time, on May 23, 2022 (the “Expiration Date”).

Stockholders wishing to exercise subscription rights must timely pay the Initial Price for the full number Units they wish to acquire. If the Alternate Price on the Expiration Date is lower than the Initial Price, any excess subscription amounts paid by a subscribing holder will be applied towards the purchase of additional Units in the rights offering.  The Company will not sell fractional Units. Stockholders who fully exercise their basic subscription rights will be entitled to subscribe for additional Units that are not purchased by other stockholders, on a pro rata basis and subject to availability.

The Company intends to register the rights offering with the Securities and Exchange Commission (the “SEC”). When available, a copy of the prospectus may be obtained at the SEC’s website at www.SEC.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The rights offering will be made pursuant to the Company’s shelf registration statement on Form S-3, which became effective on August 21, 2020, and a prospectus supplement containing the detailed terms of the rights offering to be filed with the SEC.  Any offer will be made only by means of a prospectus forming part of the registration statement.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the potential to improve the quality of life for patients. The Company’s proprietary Nano-Pulse Stimulation technology delivers nano-second pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue. The CellFX® System is the first commercial product to harness the distinctive advantages of NPS technology to treat a variety of applications for which an optimal solution remains unfulfilled. The initial commercial use of the CellFX System is to address a range of dermatologic conditions that share high demand among patients and practitioners for improved dermatologic outcomes. Designed as a multi-application platform, the CellFX System offers customer value with a utilization-based revenue model. Visit pulsebiosciences.com to learn more.

To stay informed about the CellFX System, please visit CellFX.com and sign-up for updates.

Pulse Biosciences, CellFX, Nano-Pulse Stimulation, NPS and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Pulse Biosciences’ expectations concerning customer adoption and future use of the CellFX System to address a range of dermatologic conditions, possible future regulatory clearances, statements relating to the effectiveness of the Company’s NPS technology and the CellFX System to improve the quality of life for patients, and Pulse Biosciences’ expectations, whether stated or implied, regarding its planned rights offering, financing plans and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences

Sandra Gardiner, EVP and CFO

510.241.1077

IR@pulsebiosciences.com

or
Gilmartin Group
Philip Trip Taylor

415.937.5406
philip@gilmartinir.com

Media:
Tosk Communications
Nadine D. Tosk

504.453.8344

nadinepr@gmail.com or
press@pulsebiosciences.com